GOLUB CAPITAL INVESTMENT CORPORATION INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2018

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded by, followed by which relate to future events or our future performance or financial condition. The or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” forward-looking statements contained in this presentation involve risks and “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” uncertainties, including statements as to: our future operating results; our business or similar words. prospects and the prospects of our portfolio companies; the effect of investments We have based the forward-looking statements included in this presentation on that we expect to make and the competition for those investments; our contractual information available to us on the date of this presentation. Actual results could differ arrangements and relationships with third parties; completion of a public offering of materially from those anticipated in our forward-looking statements and future our securities or other liquidity event; actual and potential conflicts of interest with results could differ materially from historical performance. You are advised to GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of consult any additional disclosures that we may make directly to you or through Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future reports that we have filed or in the future may file with the Securities and Exchange success on the general economy and its effect on the industries in which we invest; Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on the ability of our portfolio companies to achieve their objectives; the use of Form 10-Q, and current reports on Form 8-K. borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the This presentation contains statistics and other data that have been obtained from or operations of our portfolio companies; general economic and political trends and compiled from information made available by third-party service providers. We have other external factors; the ability of GC Advisors to locate suitable investments for not independently verified such statistics or data. us and to monitor and administer our investments; the ability of GC Advisors or its In evaluating prior performance information in this presentation, you should affiliates to attract and retain highly talented professionals; our ability to qualify and remember that past performance is not a guarantee, prediction or projection of maintain our qualification as a regulated investment company and as a business future results, and there can be no assurance that we will achieve similar results in development company; general price and volume fluctuations in the stock markets; the future. the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Quarterly Results First Fiscal Quarter 2019 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended December 31, 2018 was $18.7 million, or $0.28 per share, resulting in an annualized return on equity of 7.6%. This compares to net income of $18.8 million, or $0.32 per share, and an annualized return on equity of 8.4% for the quarter ended September 30, 2018. − Net investment income for the quarter ended December 31, 2018 was $20.2 million, or $0.31 per share, as compared to $21.3 million, or $0.37 per share for the quarter ended September 30, 2018. Excluding a $0.9 million reversal in the accrual for the capital gain incentive fee (net of waiver) under GAAP, net investment income for the quarter ended December 31, 2018 was $19.3 million, or $0.301 per share, as compared to $21.0 million, or $0.361 per share, excluding a $0.3 million reversal in the accrual for the capital gain incentive fee (net of waiver) under GAAP for the quarter ended September 30, 2018. − Net realized and unrealized loss on investments and foreign currency of $1.5 million, or $0.03 per share, for the quarter ended December 31, 2018 was the result of less than $0.1 million of net realized gains and $1.5 million of net unrealized depreciation. This compares to a net realized and unrealized loss on investments and foreign currency of $2.5 million, or $0.05 per share, for the quarter ended September 30, 2018. − New middle-market investment commitments totaled $262.8 million for the quarter ended December 31, 2018. Approximately 80% of the new investment commitments were one stop loans, 18% were senior secured loans, and 2% were investments in equity securities. Overall, total investments in portfolio companies at fair value increased by 11.5%, or $193.3 million, during the quarter ended December 31, 2018. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, Golub Capital Investment Corporation (“we,” “us,” “our,” “GCIC” and the “Company”) has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2018 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per weighted average share. 3

Financial Highlights

Dollars in 000s	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Net income	$ 17,814	$ 20,708	$ 20,476	$ 18,771	$ 18,738
Net investment income	15,781	17,695	19,416	21,293	20,193
Net realized/unrealized gain (loss)	2,033	3,013	1,060	(2,522)	(1,455)
Distributions declared	17,814	20,708	20,476	18,771	18,738

Per Share [1] and Return on Equity [2] Statistics	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Earnings per weighted average share	$ 0.34	$ 0.37	$ 0.35	$ 0.32	$ 0.28
Net investment income per weighted average share	0.30	0.32	0.33	0.37	0.31
Accrual for capital gain incentive fee per weighted average share	0.01	0.01	0.00*	(0.01)	(0.01)
Net investment income before accrual for capital gain incentive fee (net) per weighted average share [3]	0.31	0.33	0.33	0.36	0.30
Net realized/unrealized gain (loss) per weighted average share	0.04	0.05	0.02	(0.05)	(0.03)
Annualized return on equity – net income	9.1%	10.0%	9.5%	8.4%	7.6%
Annualized return on equity – net investment income	8.0%	8.6%	9.0%	9.5%	8.2%
Annualized return on equity – net investment income before accrual for capital gain incentive fee (net) [3,4]	8.2%	8.8%	9.0%	9.4%	7.7%
Net asset value	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00

* Represents an amount less than $0.01 per share.

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2018 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
4. The annualized return on equity – net investment income before accrual for capital gain incentive fee is calculated as (a) the net investment income before the reduction for the accrual for capital gain incentive fee under GAAP for the period presented divided by (b) the daily average of total net assets.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $262.8 million for the quarter ended December 31, 2018.
- Net growth in investments at fair value (after factoring in debt repayments and other portfolio activity) for the quarter ended December 31, 2018 was $193.3 million, an 11.5% increase from the quarter ended September 30, 2018.

Select Portfolio Funds Roll Data (in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
New Investment Commitments	$ 232.2	$ 185.4	$ 254.4	$ 199.7	$ 262.8
Exits and Sales of Investments [1]	95.3	101.2	140.5	163.2	39.2
Fair Value of Investments	1,513.1	1,574.6	1,642.6	1,674.4	1,867.7
Net Funds Growth [2]	115.4	61.5	68.0	31.8	193.3

Asset Mix of New Originations	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Senior Secured	24%	13%	9%	17%	18%
One Stop	73%	83%	90%	82%	80%
Subordinated Debt	0%	0%	0% *	0%	0%
GCIC SLF	2%	3%	0%	0%	0%
Equity	1%	1%	1%	1%	2%

* Represents an amount less than 1.0%

1. Includes full and partial payoffs and sales, including sales to GCIC SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

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Portfolio Highlights – Portfolio Diversity as of December 31, 2018 Investment Portfolio $1,818mm1 // 200 Investments1 – Average Size $9.1mm Historical Investment Portfolio ($mm) $2,000 $1,900 $1,868 3% $1,800 2% $1,700 $1,643 $1,674 $1,575 3% $1,600 3% 2% $1,513 4% 2% Inv. in GCIC $1,500 4% 2% SLF $1,400 2% $1,300 Equity $1,200 83% 83% $1,100 84% 83% Sub. Debt 2 $1,000 83% $900 One Stop $800 $700 Senior $600 Secured $500 $400 $300 $200 12% 12% $100 11% 10% 12% $- Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 1. Excludes investment in GCIC SLF. 2. For all periods presented, the subordinated debt investments held represent an amount less than 1.0%. 6

Portfolio Highlights – Portfolio Diversity as of December 31, 2018 Diversity by Investment Size Industry Diversity of Investments GCIC SLF 3% Diversified/Conglomerate Service 33% Top 10 Investments 22% Healthcare, Education and Childcare 18% Electronics 8% Retail Stores 8% Beverage, Food and Tobacco Remaining 5% Top 25 175 Investments Investments 55% Personal, Food and Miscellaneous Services 4% 42% Insurance 3% Interest Rate on Loans1 Diversified/Conglomerate Manufacturing 3% Fixed – 0.2% Leisure, Amusement, Motion Pictures, Entertainment 3% GCIC SLF 3% Other 12% 99.8% Floating 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 7

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Weighted average interest rate of new investments [1]	7.5%	8.5%	7.6%	8.1%	7.8%
Weighted average interest rate on investments that were sold or paid-off [2]	7.1%	8.1%	8.4%	8.8%	8.7%
Weighted average spread of new floating rate investments	6.0%	6.6%	5.6%	5.8%	5.5%
Weighted average interest rate of new fixed rate investments	N/A	9.0%	8.0%	N/A	11.0%
Weighted average fees on new investments	1.3%	1.1%	0.9%	1.2%	1.2%



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.5%
9.0%
9.5%
9.6%
9.1%
7.9%
8.4%
8.8%
8.8%
8.6%
4.6%
4.8%
4.9%
5.0%
4.7%
3.9%
4.2%
4.6%
4.6%
4.4%
1.7%
2.3%
2.3%
2.4%
2.8%
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019[3]
Investment income yield[4]
Income yield[5]
Weighted average net investment spread[6]
Weighted average cost of debt[7]
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR, Euro Interbank Offered Rate ("EURIBOR"), or Prime rate option, the contractual rate is calculated using current LIBOR or EURIBOR at the time of funding, the spread over LIBOR or EURIBOR and the impact of any LIBOR or EURIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes exits on investments on non-accrual status.
3. The weighted average cost of debt and weighted average net investment spread presented for the quarter ended December 31, 2018 exclude $1.3 million of accelerated capitalized debt issuance costs that resulted from the December 13, 2018 early redemption of notes issued by the 2016 Debt Securitization. The weighted average cost of debt and weighted average net investment spread were 5.3% and 3.8%, respectively, when including the $1.3 million of accelerated capitalized debt issuance costs.
4. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
5. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
6. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
7. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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Portfolio Highlights – Credit Quality Credit Quality – Investment Portfolio − Fundamental credit quality as of December 31, 2018 remained strong with non-accrual investments as a percentage of total debt investments at cost and fair value of 0.7% and 0.3%, respectively. − During the quarter ended December 31, 2018, the number of non-accrual investments increased from four to five portfolio company investments. − Over 90% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of December 31, 2018. Non-Accrual – Debt Investments Q1 20182 Q2 20182 Q3 2018 Q4 2018 Q1 2019 Non-accrual investments at amortized cost (000s) $ 0 $ 0 $ 12,994 $ 9,694 $ 12,821 Non-accrual investments / total debt investments at amortized cost 0.0% 0.0% 0.8% 0.6% 0.7% Non-accrual investments at fair value (000s) $ 0.0 $ 0.0 $ 9,892 $ 5,196 $ 5,769 Non-accrual investments / total debt investments at fair value 0.0% 0.0% 0.6% 0.3% 0.3% 1. Please see Internal Performance Ratings definitions on the following page. 2. As of December 31, 2017 and March 31, 2018, there was one non-accrual investment with a cost and fair value of less than $0.1 million. 9

Portfolio Highlights – Credit Quality Portfolio Risk Ratings June 30, 2018 September 30, 2018 December 31, 2018 Investments at % of Investments at % of Investments at % of Internal Fair Value Total Fair Value Total Fair Value Total Performance Rating (000s) Portfolio (000s) Portfolio (000s) Portfolio 5 $ 199,587 12.1% $ 104,563 6.3% $ 125,713 6.7% 4 $ 1,350,487 82.2% $ 1,439,656 86.0% $ 1,603,406 85.9% 3 $ 76,511 4.7% $ 110,695 6.6% $ 119,105 6.4% 2 $ 16,050 1.0% $ 18,813 1.1% $ 19,428 1.0% 1 $ 0 0.0% $ 711 0.0% * $ 1 0.0% * Total $ 1,642,635 100.0% $ 1,674,438 100.0% $ 1,867,653 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * Represents an amount less than 0.1%. 10

Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, December 31, 2017 March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018 except per share data) (unaudited) (unaudited) (unaudited) (audited) (unaudited) Assets Investments, at fair value $ 1,513,149 $ 1,574,624 $ 1,642,635 $ 1,674,438 $ 1,867,653 Cash, cash equivalents, and foreign currencies 9,412 8,400 9,582 14,659 27,313 Restricted cash, cash equivalents, and foreign 25,686 37,153 29,352 23,857 54,819 currencies Other assets 5,289 6,343 7,494 6,107 7,098 Total Assets $ 1,553,536 $ 1,626,520 $ 1,689,063 $ 1,719,061 $ 1,956,883 Liabilities and Net Assets Debt $ 724,550 $ 733,300 $ 747,750 $ 762,330 $ 860,751 Unamortized debt issuance costs (2,129) (1,847) (2,309) (1,921) (6,011) Other short-term borrowings – – 12,287 – 24,719 Payable for investments purchased 355 169 – – – Interest payable 2,399 2,586 3,091 2,916 2,613 Management and incentive fee payable 8,451 9,498 10,042 10,102 9,127 Distributions payable 6,716 14,199 20,476 11,840 7,235 Other liabilities 1,353 1,320 1,568 1,585 1,868 Total Liabilities 741,695 759,225 792,905 786,852 900,302 Total Net Assets 811,841 867,295 896,158 932,209 1,056,581 Total Liabilities and Net Assets $ 1,553,536 $ 1,626,520 $ 1,689,063 $ 1,719,061 $ 1,956,883 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Regulatory leverage 0.90x 0.85x 0.85x 0.82x 0.84x Asset coverage 211.7% 217.9% 217.4% 221.8% 219.0% Common shares outstanding 54,122,735 57,819,693 59,743,807 62,147,237 70,438,775 11

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)	September 30, 2018 (unaudited)	December 31, 2018 (unaudited)
	For the quarter ended				
Investment Income					
Interest income	$ 29,071	$ 31,498	$ 33,520	$ 36,307	$ 38,199
Dividend income	1,132	1,369	1,644	1,582	1,066
Fee income	391	897	1,147	823	380
Total Investment Income	30,594	33,764	36,311	38,712	39,645
Expenses					
Interest and other debt financing expenses	6,879	7,510	8,270	8,674	10,958
Base management fee, net of waiver	3,626	3,818	4,058	4,169	4,486
Incentive fee – net investment income, net of waiver	2,853	3,210	3,439	3,703	3,411
Incentive fee – capital gains, net of waiver	385	495	73	(309)	(867)
Other operating expenses	1,070	1,036	1,055	1,182	1,464
Total Expenses, net of waivers	14,813	16,069	16,895	17,419	19,452
Net Investment Income	15,781	17,695	19,416	21,293	20,193
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	(486)	580	2,454	1,168	23
Net unrealized appreciation (depreciation) on investments and foreign currency translation	2,519	2,433	(1,394)	(3,690)	(1,478)
Net gain (loss) on investments and foreign currency	2,033	3,013	1,060	(2,522)	(1,455)
Net Increase in Net Assets Resulting from Operations	$ 17,814	$ 20,708	$ 20,476	$ 18,771	$ 18,738
Per Share Data					
Earnings per weighted average share [1]	$ 0.34	$ 0.37	$ 0.35	$ 0.32	$ 0.28
Net investment income per weighted average share [1]	$ 0.30	$ 0.32	$ 0.33	$ 0.37	$ 0.31
Distributions paid per share [2]	$ 0.34	$ 0.37	$ 0.35	$ 0.32	$ 0.28
Weighted average common shares outstanding	52,091,851	55,957,341	58,083,180	59,191,144	65,402,150

1. Per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data is based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Portfolio Highlights – GCIC Senior Loan Fund LLC

- The annualized return for the quarter ended December 31, 2018 was 9.2%, as compared to 11.2% for the quarter ended September 30, 2018. The quarterly return was negatively impacted by mark-to-market unrealized losses on a few portfolio company investments.
- Total investments at fair value as of December 31, 2018 were $126.9 million, a 5.3% decrease from September 30, 2018. Total investments continue to decline as the reinvestment period in SLF's credit facility has not been renewed due to a shortage of attractive investment opportunities.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (audited)	**December 31, 2018** (unaudited)
Total investments, at fair value	$ 173,919	$ 184,496	$ 162,200	$ 134,102	$ 126,948
Cash and other assets	3,120	8,996	2,923	2,455	3,940
Total assets	$ 177,039	$ 193,492	$ 165,123	$ 136,557	$ 130,888
Senior credit facility	113,250	121,400	103,750	79,650	73,758
Unamortized debt issuance costs	(1,043)	(892)	(730)	(569)	(518)
Other liabilities	419	431	384	403	428
Total liabilities	112,626	120,939	103,404	79,484	73,667
Subordinated debt and members' equity	64,413	72,553	61,719	57,073	57,221
Total liabilities and members' equity	$ 177,039	$ 193,492	$ 165,123	$ 136,557	$ 130,888
Senior leverage	1.76x	1.67x	1.68x	1.40x	1.29x

(Dollar amounts in 000s)

	For the three months ended				
GCIC Return on Investment in GCIC SLF	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (unaudited)	**December 31, 2018** (unaudited)
Total Income	$ 1,874	$ 2,030	$ 1,567	$ 1,454	$ 1,166
Annualized return on total income [1]	14.1%	13.6%	10.2%	11.2%	9.2%

1. GCIC's annualized return on total income is calculated by dividing total income earned on our investments in GCIC SLF by the daily average of our investments, (1) prior to their redemption on December 30, 2017, the principal of the GCIC SLF subordinated notes and (2) in the net asset value of the GCIC SLF limited liability company equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on GCIC's investments in GCIC SLF and the income from such investments.

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Liquidity and Capital Subscriptions Cash and Cash Equivalents − Unrestricted cash, cash equivalents, and foreign currency totaled $27.3 million as of December 31, 2018. − Restricted cash and cash equivalents totaled $54.8 million as of December 31, 2018. Restricted cash is held in our securitization vehicle and in our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Capital Subscriptions − As of December 31, 2018, we had total investor capital subscriptions of $1.1 billion and contributed capital of $953.1 million (85.3% called capital ratio). Debt Facilities - Availability − On December 13, 2018, we amended our revolving credit facility with Wells Fargo to decrease the borrowing capacity from $550.0 million to $275.0 million. The other material terms remained unchanged. As of December 31, 2018, subject to leverage and borrowing base restrictions, we had approximately $21.3 million of remaining commitments and $7.2 million of availability on our $275.0 million revolving credit facility with Wells Fargo. On February 8, 2019, we further amended our revolving credit facility with Wells Fargo to decrease the borrowing capacity from $275.0 million to $200.0 million. − On December 31, 2018, we closed on a new $250.0 million credit facility with Deutsche Bank. The credit facility bears an interest rate equal to the three-month LIBOR plus 1.90% during the revolving period that extends through December 31, 2021 and has a final maturity date of December 31, 2024. As of December 31, 2018, subject to leverage and borrowing base restrictions, we had $250.0 million of remaining commitments and no availability on our $250.0 million revolving credit facility with Deutsche Bank. − During the quarter ended December 31, 2018, the borrowing capacity on our credit facility with Sumitomo Mitsui Banking Corporation (“SMBC”) was reduced from $75.0 million to $60.6 million as certain of the uncalled capital commitments that secure the facility were fully funded. As of December 31, 2018, our $60.6 million revolving credit facility with SMBC was fully drawn. − As of December 31, 2018, we had $40.0 million of remaining commitments and availability on our $40.0 million revolving credit facility with GC Advisors. 14

Liquidity and Capital Subscriptions 2018 Debt Securitization − On December 13, 2018, we issued $546.5 million in notes through a term debt securitization1 that was structured as follows: Rating Par Amount Tranche (S&P/Fitch) ($mm) Interest Rate Class A-1 GCIC 2018 Notes AAA/AAA $490.0 3 Month LIBOR + 1.48% Class A-2 GCIC 2018 Notes AA/NR $38.5 Fixed 4.665% Class B-1 GCIC 2018 Notes A/NR $18.0 3 Month LIBOR + 2.25% Total GCIC 2018 Notes Issued 2 $546.5 − The reinvestment period for the term debt securitization ends on January 20, 2023 and the notes mature on January 20, 2031. − In connection with the notes issued by the 2018 Debt Securitization, we redeemed all of the outstanding notes under the 2016 Debt Securitization and following such redemption, the agreements governing the 2016 Debt Securitization were terminated. − As of December 31, 2018, the weighted average interest rate on the 2018 Debt Securitization notes was approximately 73 basis points lower than the weighted average interest rate on the 2016 Debt Securitization notes at the time of their redemption. 1. Term debt securitizations are also known as collateralized loan obligations ("CLOs") and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements. 2. The Class B-2 GCIC 2018 Notes, Class C GCIC 2018 Notes, Class D GCIC 2018 Notes and Subordinated GCIC 2018 Notes issued in the GCIC 2018 Debt Securitization were retained by the Company. 15

Debt Facilities*

2018 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1 GCIC 2018 Notes	Aaa / AAA	$490.0	3 Month LIBOR + 1.48%	January 20, 2031	January 20, 2023
Class A-2 GCIC 2018 Notes	Aaa / AAA	$38.5	Fixed 4.665%	January 20, 2031	January 20, 2023
Class B-1 GCIC 2018 Notes	Aa1 / N/A	$18.0	3 Month LIBOR + 2.25%	January 20, 2031	January 20, 2023
Total Notes Issued[1]		**$546.5**			

Other Debt Facilities

Issuer	Outstanding ($mm)	Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility [2]	$253.7	$275.0	1 Month LIBOR + 2.15%	May 25, 2023	May 24, 2019
Deutsche Bank Credit Facility	$0.0	$250.0	3 Month LIBOR + 1.90%	December 31, 2024	December 31, 2021
SMBC Revolving Credit Facility	$60.6	$60.6	1 Month LIBOR + 1.50%	May 17, 2019	N/A
GC Advisors Revolver	$0.0	$40.0	Applicable Federal Rate	February 5, 2021	N/A

* Information is presented as of December 31, 2018.

1. The Class B-2 GCIC 2018 Notes, Class C GCIC 2018 Notes, Class D GCIC 2018 Notes and Subordinated GCIC 2018 Notes issued in the GCIC 2018 Debt Securitization, totaling $27.0 million, $95.0 million, $60.0 million and $179.7 million, respectively, were retained by the Company.
2. Includes non US. dollar ("USD") borrowings denominated in Euros ($4.8 million USD equivalent), in Canadian dollars ($4.4 million USD equivalent) and in Pound Sterling ($2.2 million USD equivalent).

GOLUB CAPITAL

16

Common Stock and Distribution Information Distributions Paid Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share August 2, 2017 October 23, 2017 October 2017 51,214,683.496 December 28, 2017 $ 0.1122 $ 5,745,578 November 17, 2017 November 24, 2017 November 2017 51,214,683.496 December 28, 2017 0.1045 5,352,573 November 17, 2017 December 26, 2017 December 2017 53,729,533.382 February 26, 2018 0.1250 6,716,120 Total for Quarter Ended December 31, 2017 $ 0.3417 $ 17,814,271 November 17, 2017 January 23, 2018 January 2018 54,122,735.354 February 26, 2018 $ 0.1202 $ 6,508,591 February 6, 2018 February 23, 2018 February 2018 55,530,517.674 May 23, 2018 0.1005 5,579,259 February 6, 2018 March 30, 2018 March 2018 57,819,693.450 May 23, 2018 0.1491 8,619,942 Total for Quarter Ended March 31, 2018 $ 0.3698 $ 20,707,792 February 6, 2018 April 27, 2018 April 2018 57,819,693.450 July 24, 2018 $ 0.1351 $ 7,811,805 May 4, 2018 May 18, 2018 May 2018 57,819,693.450 July 24, 2018 0.1046 6,046,494 May 4, 2018 June 15, 2018 June 2018 58,325,385.782 July 24, 2018 0.1135 6,617,281 Total for Quarter Ended June 30, 2018 $ 0.3532 $ 20,475,580 May 4, 2018 July 21, 2018 July 2018 58,037,388.381 September 25, 2018 $ 0.1194 $ 6,931,225 August 7, 2018 August 31, 2018 August 2018 58,755,211.413 November 27, 2018 0.0753 4,427,264 August 7, 2018 September 21, 2018 September 2018 60,780,608.940 November 27, 2018 0.1220 7,412,866 Total for Quarter Ended September 30, 2018 $ 0.3167 $ 18,771,355 August 7, 2018 October 17, 2018 October 2018 64,165,996.549 December 28, 2018 $ 0.0924 $ 5,930,806 November 27, 2018 November 28, 2018 November 2018 67,103,001.653 December 28, 2018 0.0831 5,573,092 November 27, 2018 December 26, 2018 December 2018 70,022,164.056 February 27, 2019 0.1033 7,234,727 Total for Quarter Ended December 31, 2018 $ 0.2788 $ 18,738,625 17

Common Stock and Distribution Information Distributions Declared Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share November 27, 2018 January 21, 2019 January 2019 70,438,775.169 February 27, 2019 TBD TBD February 5, 2019 February 26, 2019 February 2019 TBD May 24, 2019 TBD TBD February 5, 2019 March 27, 2019 March 2019 TBD May 24, 2019 TBD TBD February 5, 2019 April 29, 2019 April 2019 TBD July 26, 2019 TBD TBD 18